Exhibit 5.2

Ortoli | Rosenstadt LLP	366 Madison Avenue 3rd Floor New York, NY 10017 tel: (212) 588-0022 fax: (212) 826-9307

March 9, 2023

To:	Fortune Joy International Acquisition Corp
48 Bridge Street, Building A
Metuchen, NJ 08840

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (Registration No. 333-259931), as amended (the “Registration Statement”), filed by Fortune Joy International Acquisition Corp (the “Company”) with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to 6,900,000 units (the “Units”), each consisting of one Class A Ordinary Share of the Company, par value $0.0001 per share (each, a “Share”), one redeemable warrant, each warrant representing the right to purchase one Share (the “Warrants”), and one right (the “Rights”), each Right to receive one-tenth (1/10) of one Share upon the consummation of an initial business combination, of which 900,000 Units are issuable upon exercise of an option to purchase additional Units granted to the underwriter. We understand that the Units are to be sold to the underwriter for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and between the Company and the underwriter (the “Underwriting Agreement”).

We are acting as U.S. securities counsel for the Company in connection with the sale of the Units. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents submitted to us as copies and the authenticity of the originals of such documents, (v) the legal competence of all signatories to such documents and (vi) that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct, and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	Public Units. When the Registration Statement becomes effective under the Securities Act and when the Units are issued, delivered and paid for, as contemplated by the Registration Statement and in accordance with the terms of the Underwriting Agreement, such Units will be validly issued, fully paid and non-assessable and will be legally binding obligations of the Company enforceable in accordance with their terms;

2.	Warrants. When the Registration Statement becomes effective under the Securities Act, and when the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated in the Registration Statement, and in accordance with the terms of the Underwriting Agreement and the warrant agreement between the Company and Continental Stock Transfer & Trust Company, as warrant agent, , such Warrants will be validly issued, fully paid and non-assessable and will be legally binding obligations of the Company enforceable in accordance with their terms; and

3.	Rights. When the Registration Statement becomes effective under the Securities Act, and when the Rights underlying the Units are issued, delivered and paid for as part of the Units, as contemplated in the Registration Statement, and in accordance with the terms of the Underwriting Agreement and the rights agreement between the Company and Continental Stock Transfer & Trust Company, as right agent, such Rights will be validly issued, fully paid and non-assessable and will be legally binding obligations of the Company enforceable in accordance with their terms.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Units, the Warrants, the Rights or the Registration Statement. This opinion speaks only as of the date hereof. Except as required by law, we assume no obligation to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

Very truly yours,

/s/ Ortoli Rosenstadt LLP

Ortoli Rosenstadt LLP